AGREEMENT TERMINATING THE

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
2014 ADVISOR MULTI-YEAR OUTPERFORMANCE AGREEMENT

This AGREEMENT TERMINATING THE AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC. 2014 ADVISOR MULTI-YEAR OUTPERFORMANCE AGREEMENT, dated as of June 1, 2014 (this “Agreement”), is entered into by and among American Realty Capital Healthcare Trust, Inc. (the “Company”), American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”), and American Realty Capital Healthcare Advisors LLC (the “Advisor”).

WHEREAS, the Company, the Partnership and the Advisor are party to that certain American Realty Capital Healthcare Trust, Inc. 2014 Multi-Year Outperformance Agreement, dated as of April 7, 2014 (the “OPP Agreement”) (capitalized terms used but not defined herein will have the respective meanings set forth for them in the OPP Agreement);

WHEREAS, the Company and the Partnership are entering into that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Ventas, Inc., a Delaware corporation (“Parent”), Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), Stripe OP, LP, a Delaware limited partnership (“OP Merger Sub”), the Company and the Partnership (the “Merger Agreement”); and

WHEREAS, the parties wish to terminate the OPP Agreement contingent on the consummation of the transactions contemplated under the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to the following:

1.          Effective as of immediately prior to the Effective Time (as defined in the Merger Agreement), and contingent on the occurrence of the Effective Time, the parties hereby agree that the OPP Agreement shall be terminated and of no further force or effect, automatically and without notice and without the need for further action by any party. The Advisor acknowledges and agrees that from and after the Effective Time it will have no right to any Award LTIP Units, as well as no right to earn any additional Award LTIP Units or other amounts pursuant to the OPP Agreement. From and after the termination of the OPP Agreement, and contingent upon the Effective Time (as defined in the Merger Agreement), the Advisor hereby automatically, and without the need for further action by any party, irrevocably and unconditionally releases, waives and relinquishes any rights or claims, whether accrued, absolute, contingent or otherwise, it may have against the Partnership, the Company, Parent and any of their successors or Affiliates.

2.          In the event the Effective Time has not occurred as of March 15, 2015 and as of such date the Merger Agreement has not been terminated, the definition of First Valuation Date in the OPP Agreement and for all other purposes shall be amended, effective as of the March 15, 2015, without the need for further action by any party, such that “First Valuation Date” shall mean June 30, 2015.

3.          The parties agree that if any provision of this Agreement is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. This Agreement shall be governed by the laws of the State of Delaware, without regard to the choice of law principles thereof.

4.          This Agreement is effective as of the date hereof. Except as expressly provided herein, this Agreement shall automatically terminate and be of no further force and effect if the Merger Agreement terminates in accordance with its terms without the Effective Time occurring thereunder.

5.          This Agreement supersede all prior agreements between the parties with respect to the subject matter thereof and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof. In the event of any conflict between the terms of the OPP Agreement and this Agreement, this Agreement shall control.

6.          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

7.          Parent is hereby made an express third party beneficiary of this Agreement.

8.          Prior to the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms without the consummation of the transactions contemplated thereunder, the OPP Agreement shall not be further amended or modified, and this Agreement shall not be rescinded, further amended or otherwise modified, without Parent’s written consent.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

By: American Realty Capital New York Healthcare Trust, Inc., its general partner

	By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE ADVISORS, LLC

By: American Realty Capital Special Limited Partnership, LLC, its Member

By: American Realty Capital V, LLC, its Managing Member

	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory

Signature Page to OPP Amendment